UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2026

CLOVER HEALTH INVESTMENTS, CORP.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39252	98-1515192
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

Address Not Applicable(1)	Address Not Applicable(1)
(Address of Principal Executive Offices)	(Zip Code)
Not Applicable(1)
(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Trading
Title of each class	Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	CLOV	The NASDAQ Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

(1) We are a remote-first company. Accordingly, we do not maintain a headquarters. For purposes of compliance with applicable requirements of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, stockholder communications required to be sent to our principal executive offices may be directed to the email address: secretary@cloverhealth.com, or to our agent for service of process at The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801.

Item 8.01. Other Events.
As previously disclosed, on June 9, 2026, the Centers for Medicare & Medicaid Services ("CMS") informed Clover Health Investments, Corp. (the "Company") that, consistent with a court judgment in Clover Insurance Co. V. HHS, Civ. A. No. 25-142 (S.D. Ga), CMS had recalculated the 2026 Star Rating for the Company's PPO Medicare Advantage contract, H5141, from 3.5 Stars to 4.5 Stars for payment year 2027.
On June 17, 2026, CMS issued updated guidance informing all Medicare Advantage Organizations that it was voluntarily recalculating the 2027 Quality Bonus Payment ratings for certain Medicare Advantage contracts as a result of the preceding decision.
CMS’s guidance stated that MA organizations can view their recalculated 2027 QBP ratings in the Health Plan Management System (HPMS). HPMS displays the Company's PPO Medicare Advantage contract, H5141, rated at 4.5 Stars for payment year 2027, and also displays that the 2026 Star Rating for the Company's HMO Medicare Advantage contract, H8010, increased from 4.0 Stars to 4.5 Stars, which also impacts payment year 2027.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Clover Health Investments, Corp.

Date:	June 18, 2026	By:	/s/ Clay Thornton
		Name:	Clay Thornton
		Title:	Interim Chief Financial Officer (Principal Financial Officer)